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                                                                     EXHIBIT 1.2


                       THE CHASE MANHATTAN CORPORATION

               Senior/Subordinated Debt Securities and Warrants

                            Underwriting Agreement
                             Standard Provisions

                                (August 1994)

                                --------------

          THE CHASE MANHATTAN CORPORATION, a Delaware corporation (the "Company"), may from time to time enter into one or more underwriting agreements that provide for the sale of one or more series of its senior debt securities ("Senior Debt Securities"), its subordinated debt securities ("Subordinated Debt Securities", and, together with the Senior Debt Securities, the "Securities") and/or warrants to purchase Securities ("Warrants") registered under the registration statements referred to in Paragraph 1(a) hereof. The Securities will be issued under the indenture referred to in the Underwriting Agreement (as hereinafter defined) (such indenture, including any amendments or supplements thereto, being herein referred to as the "Indenture"), between the Company and the trustee referred to in the Underwriting Agreement (the "Trustee"), and will have varying maturities, interest rates, interest payment dates, redemption provisions, selling prices, priority of payment and other items, with such terms for any particular offering to be determined at the time of offering. The Warrants will be issued under one or more warrant agreements (the warrant agreement relating to any issue of Warrants to be sold pursuant to this Agreement will be identified in the applicable Underwriting Agreement (as hereinafter defined) and is referred to as the "Warrant Agreement") between the Company and the warrant agent identified in such Warrant Agreement (the "Warrant Agent"). The standard provisions set forth herein may be incorporated by reference in any underwriting agreement relating to the offering of Securities or Warrants (an "Underwriting Agreement"). An Underwriting Agreement relating to a particular series of Securities or Warrants, including the provisions incorporated therein by reference, is herein referred to, with respect to such series, as "this Agreement". The Securities and the Warrants may be offered either together or separately. The Securities and/or Warrants involved in any such offering are hereinafter referred to as the "Offered Securities", the firms which agree to purchase the Offered Securities pursuant to this Agreement are hereinafter referred to as the "Underwriters" of such Offered Securities and the representatives of the Underwriters named in this Agreement are hereinafter referred to as the "Representatives". The Offered Securities to be sold to the Underwriters on the Delivery Date (as hereinafter defined) are hereinafter referred to as the "Underwritten Securities". "Warrant Securities" shall mean the Senior Debt Securities or Subordinated Debt Securities issuable
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upon exercise of Warrants.  The Offered Securities, if any, to be sold pursuant to the Delayed Delivery Contracts (as hereinafter defined) are hereinafter referred to as the "Delayed Delivery Securities".

          1.  The Company represents, warrants and agrees that:

          (a) A registration statement on Form S-3 with respect to the Securities and Warrants has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission under the Act and has become effective. As used in this Agreement, "Registration Statement" means that registration statement as amended at the date of this Agreement; "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Offered Securities, in the form first filed with the Commission pursuant to Rule 424 of the Rules and Regulations, which amendment or supplement the Company agrees to promptly so file. The Commission has not issued any order preventing or suspending the use of the Prospectus.

          (b) The Registration Statement and the Prospectus (excluding, for purposes of this Paragraph 1(b), any preliminary or "red herring" prospectus supplement) contain, and each amendment or supplement to the Registration Statement or the Prospectus filed with the Commission prior to the termination of the offering of the Offered Securities (including any document filed by the Company on or after the date of this Agreement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of the Offered Securities ("Incorporated Document")) will contain, all statements which are required by the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; the Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder; and the Registration Statement and the Prospectus do not, and any amendment or supplement to the Registration Statement or the Prospectus (including Incorporated Documents) filed with the Commission prior to

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     the termination of the offering of the Offered Securities will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to that part of the Registration Statement which consists of the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee or as to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the consolidated results of their operations for the period specified; and except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (d) Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material transaction not in the ordinary course of business entered into by the Company or The Chase Manhattan Bank (National Association) (the "Bank"), any material change in the liabilities or obligations (direct or contingent) of the Company or the Bank, or any material adverse change in, or development materially and adversely affecting, the financial position of the Company or the Bank.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956; and the Bank has been duly organized and is in good standing under the laws of the United States of America.

          (f) The Company and the Bank have the authority (corporate and other) to conduct their respective businesses in all material respects as described in the Prospectus; and all of the issued and outstanding shares of capital stock of

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     the Bank have been duly authorized and are validly issued and outstanding and are owned by the Company free and clear of all liens, encumbrances, security interests and claims, except for existing or future restrictions on the disposition or encumbrance by the Company of the capital stock of the Bank contained in the Indenture or in other indentures, guarantees or evidences of indebtedness of the Company.

          (g) Except as set forth in or contemplated by the Registration Statement and the Prospectus, the Company and the Bank hold all material licenses, certificates, permits and authorizations from governmental authorities deemed by the Company to be reasonably necessary for the conduct of their present operations.

          (h) The accountants whose reports are incorporated by reference in the Prospectus are certified public accountants and are independent public accountants as required by the Act and the Rules and Regulations.

          (i) Except as referred to in the Registration Statement and the Prospectus (including documents incorporated therein by reference), there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or the Bank which would be likely to result in any material adverse change in the financial position of the Company or the Bank.

          (j) Neither the Company nor the Bank is in violation of its certificate of incorporation or Articles of Association, as the case may be, or by-laws, or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of its indebtedness or any related loan agreement, note purchase agreement or indenture by which the Company or the Bank is bound. The execution, delivery and performance of this Agreement, the Indenture and the Delayed Delivery Contracts, if any, and compliance by the Company with the provisions of the Indenture and each Warrant Agreement, if any, and the Offered Securities will not conflict with, or constitute a breach of, or a default under, any material agreement, indenture or other instrument by which the Company or the Bank is bound, or any applicable law, administrative regulation or court decree, violation of which would have a material adverse effect on the operations of the Company or the Bank, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company or the Bank,

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     and will not result in a violation of the provisions of the certificate of incorporation or Articles of Association, as the case may be, or by-laws, of the Company or the Bank.

          (k) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules or regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document incorporated by reference in the Prospectus as permitted by the Rules and Regulations or the rules and regulations under the Exchange Act, as the case may be.

          (l) The Indenture and Warrant Agreement, if any, have been validly authorized and, prior to the issuance of the Offered Securities will be, duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute valid and binding instruments of the Company, enforceable in accordance with its terms; the Offered Securities have been validly authorized; upon payment for the Offered Securities as provided in this Agreement or the related Delayed Delivery Contracts, as the case may be, the Offered Securities will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms; the Securities will be entitled to the benefits of the Indenture; and the Offered Securities, the Indenture and Warrant Agreement, if any, will conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (m) Since the end of its latest fiscal year, the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents incorporated by reference in the Prospectus have been, and each Incorporated Document will be, prepared by the Company in conformity with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, and in the case of each Incorporated Document will be, timely filed as required thereby. Copies of each of the documents incorporated by reference in the Prospectus have been delivered by the Company to the Representatives.

          (n)  The Company has complied with all of the provisions of Section
     517.075 of the Florida Statutes, and

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     all rules and regulations promulgated thereunder, relating to issuers doing business in Cuba.

          (o) The Warrant Securities, if any, have been duly authorized for issuance and sale upon the exercise of the Warrants, and, when issued, authenticated and delivered pursuant to the terms and provisions of the applicable Indenture against payment of the exercise price in accordance with the terms of the Warrant Agreement, the Warrant Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture; and the Warrant Securities, if any, will conform at the time of their issuance in all material respects to all statements relating thereto in the Prospectus.

          2. If the Prospectus so provides, the Underwriters may solicit offers to purchase Offered Securities by institutional investors for delayed delivery pursuant to contracts substantially in the form of Exhibit A attached hereto, with such changes therein as the Company may approve ("Delayed Delivery Contracts"). The Company shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. The Company will pay to the Representatives for the account of the Underwriters, contemporaneously with the purchase on the Delivery Date by the Underwriters of the Underwritten Securities pursuant to this Agreement, the compensation specified in this Agreement for arranging the sale of Delayed Delivery Securities pursuant to Delayed Delivery Contracts, which shall be equal to a percentage of the aggregate principal amount of the Delayed Delivery Securities. The Underwriters shall have no responsibility in respect of the validity or performance of any Delayed Delivery Contracts.

          For the purpose of determining the principal amount of the Underwritten Securities to be purchased by each Underwriter, there shall be deducted from the principal amount of Offered Securities to be purchased by such Underwriter as set forth in the Underwriting Agreement that portion of the aggregate principal amount of Delayed Delivery Securities (not to exceed the principal amount of Offered Securities to be purchased by such Underwriter as set forth in the Underwriting Agreement) as set forth in a written notice delivered by the Representatives to the Company; provided, however, that the total principal amount of Offered Securities to be purchased by all Underwriters on the Delivery Date shall be the total amount of Offered Securities

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covered by this Agreement, less the principal amount of Delayed Delivery
Securities.

          3. The Company shall not be obligated to deliver any Offered Securities except upon payment for all the Underwritten Securities to be purchased pursuant to this Agreement. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of the Offered Securities set forth in the Underwriting Agreement to be purchased by each remaining non-defaulting Underwriter bears to the aggregate principal amount of the Offered Securities set forth in the Underwriting Agreement to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Underwritten Securities if the aggregate principal amount of the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of the Offered Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of the Offered Securities set forth in the Underwriting Agreement to be purchased by such Underwriter. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other Underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportions as may be agreed upon among them, all the Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraphs 5(j) and 10 hereof.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default. If other underwriters are obligated or agree to purchase the Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

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          4.   Delivery of and payment for the Underwritten Securities shall be made at the offices of the Company, 1 Chase Manhattan Plaza, New York, New York 10081, at 10:00 A.M., New York City time, on the fifth business day following the date of this Agreement or at such other location or other date as shall be determined by agreement between the Representatives and the Company or, if the Offered Securities shall be denominated in, or sold for, a currency or currency unit other than United States Dollars, at the time, date and location specified in the Underwriting Agreement. The date and time of delivery of and payment for the Underwritten Securities are sometimes referred to herein as the "Delivery Date". On the Delivery Date the Company shall deliver the Underwritten Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in federal funds or, if the Offered Securities shall be denominated in, or sold for, a currency or currency unit other than United States Dollars, by such means as are specified in the Underwriting Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery the Underwritten Securities shall be in definitive or temporary fully registered form, and shall be in such denominations and registered in such names as the Representatives shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging thereof, the Company shall make the Underwritten Securities available for inspection by the Representatives in New York, New York (or, if the Offered Securities shall be denominated in, or sold for, a currency or currency unit other than United States Dollars, at such other location as shall be specified in the Underwriting Agreement) not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

          5.   The Company agrees:

          (a) To furnish promptly to the Representatives and to counsel for the Underwriters an executed copy of the Registration Statement and the Prospectus, including the documents incorporated by reference in the Prospectus and all consents and exhibits filed therewith;

          (b) To furnish the Underwriters with copies of the Prospectus (including the documents incorporated by reference therein) in such quantities as the Representatives may reasonably request;

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
          (c) To file promptly all reports and definitive proxy statements or information statements required to be filed by the Company pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during such period following the date of this Agreement as a prospectus is required to be delivered in connection with the offering and sale of the Offered Securities;

          (d) To file with the Commission during the period referred to in (c) above any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or in the reasonable judgment of the Representatives, be required by the Act or that may be requested by the Commission and, in each case, approved by the Representatives and by the Company;

          (e) Prior to filing with the Commission during the period referred to in (c) above (i) any amendment to the Registration Statement or supplement to the Prospectus, or (ii) any Prospectus relating to the Offered Securities pursuant to Rule 424 of the Rules and Regulations, or
     (iii) any Incorporated Document, to furnish a copy thereof to the Representatives and to counsel for the Underwriters;

          (f) To advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Offered Securities becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Offered Securities), to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information relating to the offering of the Offered Securities, (iii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of the Prospectus or any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or any order directed to any document incorporated or deemed to be incorporated by reference in the Prospectus or the initiation of any stop order proceeding or any challenge by the Commission to the accuracy or adequacy of any document incorporated or deemed to be incorporated by reference in the Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation of any proceeding for that purpose, and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus,

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
     or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

          (g) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (h) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the "effective date of the registration statement" (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and Rule 158 thereunder;

          (i) If during the period referred to in (c) above the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

          (j) To pay the costs incident to the authorization, issuance, sale and delivery of the Offered Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any preliminary prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of distributing the terms of the agreement relating to the organization of the underwriting syndicate to the Underwriters by mail, telex or other means of communication; the costs of preparing this Agreement and of printing the Delayed Delivery Contracts, if any; the costs of any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection

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
     with the rating of the Offered Securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Offered Securities as an investment (including fees of counsel to the Underwriters not in excess of $10,000); and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Offered Securities which they may sell and the expenses of advertising any offering of the Offered Securities made by the Underwriters; and

          (k) During the period prior to the earlier of the Delivery Date and the date on which any price restrictions on the sale of the Offered Securities are terminated, not to offer or sell, or to cause any subsidiary to offer or sell, in the United States, without the prior consent of the Representatives, any debt securities of the Company or any warrants for the purchase of debt securities of the Company which are substantially similar to the Offered Securities.

          6. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

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
               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of litigation, or investigation or proceeding by any government agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished on behalf of any Underwriter through the Representatives as aforesaid) if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished on behalf of any Underwriter through the Representatives as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subparagraph (a) of this Paragraph, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall

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
the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one Underwriter is an indemnified party, each Underwriter shall be entitled to separate counsel in each such jurisdiction to the extent such Underwriter may have interests conflicting with those of another Underwriter because of the participation of one Underwriter in a transaction hereunder in which another Underwriter did not participate.

          (d) Any amounts to be paid an indemnified party by an indemnifying party pursuant to this Paragraph 6 for losses, liabilities, claims, damages and other expenses shall be paid as incurred; provided, however, that amounts to be paid shall be returned to the indemnifying party in the event that it is ultimately determined that the indemnified party was not entitled to such payment.

          (e) The Underwriters severally shall confirm in the related Underwriting Agreement any information or statements with respect to the public offering of the Offered Securities furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement and the Prospectus.

          (f) The indemnity and contribution agreements contained in this Paragraph 6 and Paragraph 7 and the representations, warranties and agreements of the Company in Paragraphs 1 and 5 shall survive the delivery of the Offered Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          7. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Paragraph 6 is for any reason held to be unavailable to an Underwriter other than in accordance with its terms, the Company and the Underwriters of each offering of Securities and/or Warrants shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of such Underwriters with respect to Securities and/or Warrants sold to or through such Underwriters in such proportions that such Underwriters are responsible for that portion represented by the percentage that the total commissions and underwriter discounts received by such Underwriters to the date of such liability bears to the total sales price received by the Company from the sale of Securities and/or warrants made to or through such Underwriters to the date of such liability, and the Company is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if an Underwriter failed to give the notice required under Paragraph 6(c), then the Company and the Underwriter involved shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only the percentage described in the immediately preceding sentence but also the relative fault of the Company and such Underwriter in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Paragraph 7 were determined pro rata (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Paragraph 7. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled under this Paragraph 7 to contribution from any person who was not
guilty of such fraudulent misrepresentation.   For purposes of this Paragraph,
each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. Any amounts to be paid a party pursuant to this Paragraph 7 for losses, liabilities, claims, damages and other expenses shall be paid as incurred; provided, however, that amounts to be paid shall be returned to the paying party in the event that it is ultimately determined that the party that received payment was not entitled to such payment.

          8. The obligations of the Underwriters under this Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company at any time prior to delivery of and payment for any Offered Securities, (i) if there has been, since the respective dates as of which information is given in the Registration Statement, except as set forth in or contemplated by the Registration Statement or Prospectus as of the date of the

Underwriting Agreement, any material change in the liabilities or obligations of the Company or the Bank or any material adverse change in, or development materially and adversely affecting, the financial position of the Company or the Bank, (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Representatives' judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York State Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or (iv) if the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Corporation to any debt securities of the Company as of the date of this Agreement shall have been lowered since that time or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading.

          9. The respective obligations of the Underwriters under this Agreement are subject to the accuracy, on the date this Agreement is executed and on the Delivery Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus or to any Incorporated Documents shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge by the Commission shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus or to any Incorporated Document; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus without the consent of the Representatives.

          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any Incorporated Document or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statement therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, any Warrant Agreement and the Offered Securities, and the form of the Registration Statement and the Prospectus and any Incorporated Document, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Counsel to the Company shall have furnished to the Representatives their opinion in form and substance satisfactory to the Representatives addressed to the Underwriters and dated the Delivery Date to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

              (ii) The Bank has been duly organized and is validly existing under the laws of the United States of America and has the authority (corporate and other) to conduct operations as a national banking association and in all material respects to conduct its business as described in the Prospectus;

             (iii) All the outstanding shares of capital stock of the Bank have been duly authorized and are validly issued and are owned by the Company, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, except as described in Paragraph 1(f) above;

              (iv) This Agreement and the Delayed Delivery Contracts, if any, have been duly executed and delivered by the Company;

               (v) The Indenture and any Warrant Agreement have been validly authorized by the Company and duly executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act; and, assuming due authorization, execution and delivery, in the case of the Indenture, by the Trustee, and in the case of any Warrant Agreement, by the Warrant Agent, each of the Indenture and any Warrant Agreement constitutes a valid and legally binding instrument of the Company, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceedings in equity or at law;

              (vi) The Offered Securities have been duly authorized and, assuming due authorization, execution and delivery, in the case of the Indenture, by the Trustee, and in the case of any Warrant Agreement, by the Warrant Agent, the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture, in the case of Securities, and with the provisions of any Warrant Agreement, in the case of Warrants, and delivered to and paid for by the Underwriters pursuant to this Agreement or delivered to and paid for by the purchasers thereof pursuant to the Delayed Delivery Contracts, as the case may be, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture or the Warrant Agreement, as the case may be, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceedings in equity or at law; provided that such counsel need express no opinion as to whether a court in the United States would render a money judgment in a currency other than that of the United States;

             (vii) The Offered Securities, any Warrant Agreement and the Indenture conform to the descriptions thereof in the Registration Statement and the Prospectus;

             (viii) The Warrant Securities, if any, have been duly authorized for issuance and sale upon the exercise of the Warrants, and, when issued, authenticated and delivered pursuant to the terms and provisions of the Indenture against payment of the exercise price in accordance with the terms of the Warrant Agreement, the Warrant Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and except further as enforcement thereof may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and will be entitled to the benefits of the Indenture; and the form of Warrant Securities, if any, conforms in all material respects to the description thereof in the Prospectus;

             (ix) No approval of any public regulatory body, state or federal (except under state securities or blue sky statutes, as to which such counsel need not express an opinion), other than those approvals that have been obtained, is required for the valid execution, delivery and performance by the Company of this Agreement;

             (x) The execution, delivery and performance of this Agreement and the Delayed Delivery Contracts, if any, have been authorized by all requisite corporate action by the Company;

             (xi) The execution, delivery and performance of this Agreement and the Delayed Delivery Contracts, if any, the Indenture and any Warrant Agreement and Securities or Warrants issued in accordance with the Indenture, any Warrant Agreement and this Agreement and compliance by the Company with the provisions of the Indenture, any Warrant Agreement and the Offered Securities will not result in a material breach of any of the provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound, and will not result in a violation of the provisions of the certificate of incorporation or by-laws of the Company, or any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Company or any of its subsidiaries;

             (xii) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Act; no order directed to any document incorporated by reference in the Prospectus or to any Incorporated Document has been issued, and, to the best of the knowledge of such counsel, no challenge has been made to the accuracy or adequacy of any such document; the Registration Statement and the Prospectus (other than the financial statements and other financial data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission under said Act; the documents incorporated by reference in the Prospectus and the Incorporated Documents which have been filed prior to the Delivery Date (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and nothing has come to the attention of such counsel that would lead them to believe that either such Registration Statement at the time it became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing (other than the financial statements and other financial data included therein, as to which no opinion need be expressed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, at the date of the Underwriting Agreement or at the Delivery Date (other than the financial statements and other financial data included in such Prospectus, as to which no opinion need be expressed), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (xiii) To the best of the knowledge of such counsel, there are no contracts or other documents required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules or regulations of the Commission thereunder, which have not been so filed or so incorporated by reference as exhibits thereto; the descriptions in the Registration Statement and Prospectus of the contracts and other documents therein described and filed with the Registration Statement are accurate in all material respects and fairly present the information required to be shown; and to the best of the knowledge of such counsel there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Prospectus which have not been adequately disclosed therein;

             (xiv) The statements made in the Prospectus under the captions "Description of Debt Securities" and "Description of (Title of Offered Securities)", insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by Form S-3; and

             (xv) The opinion, if any, of such counsel filed as Exhibit 8 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them, and such counsel has reviewed the statements, if any, contained in the Prospectus under the caption "United States Taxation", and such statements, insofar as they describe federal statutes, rules and regulations, constitute a fair summary thereof.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form satisfactory to counsel for the Underwriters and in substance satisfactory to the Representatives.

          (e) The opinion or opinions of counsel to the Underwriters shall have been furnished to the Representatives, relating to the incorporation of the Company, the validity of the Offered Securities, the Indenture, the Registration Statement, the Prospectus, this Agreement, any Warrant Agreement and such other matters as the Underwriters may reasonably request.

          (f) There shall not have occurred, since the respective dates as of which information is given in the Registration Statement and the Prospectus, in which case as then amended and supplemented, except as set forth in or contemplated by the Registration Statement and the Prospectus, any material change in the liabilities or obligations of the Company or the Bank or any material adverse change in, or development materially and adversely affecting, the financial position of the Company or the Bank; no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted and not suspended or, to the knowledge of the Company or any Representative, shall be contemplated by the Commission; and at the Delivery Date, each Representative shall have received a certificate of the Company's Executive Vice President and Chief Financial Officer or Senior Vice President and Controller or Treasurer or a Vice President assigned to the Controller's Department, dated as of the Delivery Date, and the Representatives shall have received a certificate dated as of the Delivery Date, in each case to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Paragraph 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (g) At the time this Agreement is executed and at the Delivery Date, Price Waterhouse shall have furnished to the Representatives a letter or letters, dated respectively as of the date this Agreement is executed and as of the Delivery Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations of the Commission thereunder, and stating, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date of each such letter), the conclusions and findings of such firm as to such financial information and other matters as the Representatives shall reasonably request, and, in the case of the letter dated as of the Delivery Date, confirming in all material respects the conclusions and findings set forth in the letter dated as of the date this Agreement is executed.

          10. If the Company shall fail to tender the Underwritten Securities on the Delivery Date or if the Underwriters shall for any reason permitted under this Agreement (other than pursuant to Paragraphs 3 and 7) decline to purchase the Underwritten Securities, the sole liability of the Company to the several Underwriters will be to reimburse the several Underwriters up to a reasonable amount for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Underwritten Securities and the solicitation of purchases of the Delayed Delivery Securities, and upon demand the Company will pay the full amount thereof to the Representatives. The Company will not be obligated to reimburse the several Underwriters on account of any such expenses if this Agreement shall be terminated for the reasons set forth in Paragraph 3.

          11. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Representatives. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to the Representatives at the address furnished to the Company and any notice by the Underwriters to the Company shall be sufficient if given by the Representatives in writing or by telegraph addressed to the Company at 1 Chase Manhattan Plaza, New York, New York 10081, Attention of the Secretary.

          12. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, this Agreement and the terms and provisions hereof being for the sole benefit of only those mentioned persons; except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 6 of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company.

Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                       EXHIBIT A


          (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than __ :00 A.M., New York time, on __________________ _______ , 19__ .)

                                        DELAYED DELIVERY CONTRACT
                                                       (Insert date of offering
                                                       of Securities to be sold)


THE CHASE MANHATTAN CORPORATION
     c/o (Insert name and address
          of Agent)
     Attention:

Gentlemen:

          The undersigned hereby agrees to purchase from The Chase Manhattan Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on __________
(the "Delivery Date"), $_____________ principal amount of the Company's _____ _______________ (hereinafter called "Securities"), offered by the Company's Prospectus relating thereto, receipt of a copy of which is hereby acknowledged, at _______ % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

          Payment for the Securities which the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order in immediately available funds in New York, New York, at 10:00 A.M., New York City time, at the offices of the Company, 1 Chase Manhattan Plaza, New York, New York 10081, on the Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication address to the Company not less than five full business days prior to the Delivery Date.

          It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the condition that investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject.

          The undersigned represents that its investment in such Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          Promptly after receipt of a request therefor from the undersigned, the Company will mail or deliver to the undersigned at its address set forth below a copy of the opinion of counsel for the Company delivered to the Company's agents in connection with the offering of the Securities to the public through such events.

          This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          This Contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          It is understood that the acceptance of any such Contract (including this Contract) is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                                Yours very truly,

                                                _____________________________
                                                (Name of Buyer)

                                                By___________________________

                                                _____________________________
                                                (Name and Title of Signatory)

                                                _____________________________
                                                _____________________________
                                                (Address of Buyer)

Accepted, as of the date
first above written

THE CHASE MANHATTAN CORPORATION

By_____________________________
Name:
Title:

                                     A-2